UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 30, 2011

MedQuist Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35069	98-0676666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer I.D. No.)

9009 Carothers Parkway Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(866) 295-4600

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On July 11, 2011, MedQuist Holdings Inc., a Delaware corporation (the “Company”), Miami Acquisition Corporation, a Pennsylvania corporation and a direct wholly owned subsidiary of the Company (“Sub I”), Miami Acquisition LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company (“Sub II”, and together with Sub I, the “Subs”), MultiModal Technologies, Inc., a Pennsylvania corporation (“MultiModal”), and Michael Finke, as the representative of MultiModal’s shareholders, entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”). The Merger Agreement provides for the acquisition of MultiModal by the Company through a series of mergers between MultiModal and the Subs (the “Merger”). As a result of the Merger, MultiModal would become a direct wholly owned subsidiary of the Company.

Pursuant to the Merger Agreement, on the closing date of the Merger, the Company will pay an aggregate of approximately $48.4 million in cash to MultiModal’s shareholders and optionholders and issue an aggregate of 4,134,896 shares of the Company’s common stock to MultiModal’s shareholders who are “accredited investors” within the meaning of Regulation D promulgated under the Securities Act of 1933, subject to adjustments for working capital, cash and tax treatment. The Company is also obligated to pay up to approximately $28.8 million of additional cash consideration in three installments of approximately $16.3 million, $4.8 million and $7.7 million, respectively, following the first, second and third anniversaries of the closing date of the Merger. The recipients of Company common stock as merger consideration will have registration rights and will be subject to restrictions on trading as set forth in a Stockholders Agreement to be entered into as of the closing date of the Merger. Certain shareholders of MultiModal will also enter into restrictive covenant agreements as of the closing of the Merger, which will prohibit them from, among other things, competing against the Company for five years after the closing of the Merger. On the closing date of the Merger, the Company will also grant to certain of MultiModal’s employees that become employees of the Company up to $10 million of restricted shares of Company common stock.

The Merger Agreement contains customary representations, warranties and covenants by MultiModal and the Company. MultiModal has agreed, among other things, to generally conduct its business in the ordinary course until the closing of the Merger and not to solicit competing transactions. Each of the parties to the Merger Agreement covenants to use commercially reasonable efforts to cause the Merger to be consummated.

The Merger Agreement has been approved by the respective boards of directors of the Company and MultiModal, as well as a majority of MultiModal’s shareholders. The closing of the Merger is subject to certain customary conditions, including receipt of applicable antitrust approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Merger Agreement also contains certain termination rights for both the Company and MultiModal and further provides that, upon termination of the Merger Agreement under certain circumstances, the Company will be obligated to pay MultiModal a termination fee of $13 million.

The foregoing summary of the Merger Agreement, the Merger and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto, and the terms of which are incorporated herein by reference.

The Merger Agreement has been included with this Current Report on Form 8-K pursuant to applicable rules and regulations of the Securities and Exchange Commission in order to provide investors and stockholders with information regarding its terms. However, it is not intended to provide any other factual information about the Company, the Subs, or MultiModal, their respective subsidiaries and affiliates, or any other party. In particular, the representations, warranties and covenants contained in the Merger Agreement have been made only for the purpose of the Merger Agreement, and, as such, are intended solely for the benefit of the parties to the Merger Agreement. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about the Company, the Subs, or MultiModal, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and these changes may not be fully reflected in the Company’s public disclosures.

As a result of the foregoing, investors and stockholders are strongly encouraged not to rely on the representations, warranties and covenants contained in the Merger Agreement, or on any descriptions thereof, as accurate characterizations of the state of facts or condition of the Company, MultiModal or any other party. Investors and stockholders are likewise cautioned that they are not third-party beneficiaries under the Merger Agreement and do not have any direct rights or remedies pursuant to the Merger Agreement.

Debt Modifications

In connection with the Merger, the Company entered into the First Amendment to Credit Agreement, Waiver and Consent, dated as of July 11, 2011 (the “Credit Agreement Amendment”), by and among CBay Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“CBay”), MedQuist Inc., a New Jersey corporation and indirect subsidiary of the Company (“MedQuist”), MedQuist Transcriptions, Ltd., a New Jersey corporation and indirect subsidiary of the Company (“MedQuist Transcriptions” and, together with CBay and MedQuist, the “Borrowers”), the Company, the other Loan Parties signatory thereto, the Lenders signatory thereto, and General Electric Capital Corporation, a Delaware corporation, as Agent for the Lenders (“Agent”).

The Credit Agreement Amendment amended that certain Credit Agreement, dated as of October 1, 2010 (the “Credit Agreement”), among the Borrowers, the Company, the Lenders signatories thereto from time to time and Agent primarily in order (i) to waive, solely with respect to the Merger, each of the limits on aggregate amounts payable set forth in clause (a) of the definition of “Permitted Acquisition” under the Credit Agreement and not to count any amounts payable with respect to the Merger towards such limits with respect to future “Permitted Acquisitions” under the Credit Agreement and (ii) with respect to the monthly reports required to be delivered by the Borrowers to the Agent with respect to each month corresponding with the end of a Fiscal Quarter pursuant to Section 6.1(a) of the Credit Agreement, to extend the time period by which such reports are required to be delivered from 30 days to 45 days.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

In connection with the Merger, the Company entered into the Waiver and First Amendment to Senior Subordinated Note Purchase Agreement, dated as of July 11, 2011 (the “First Note Purchase Agreement Amendment”), by and among CBay, MedQuist, MedQuist Transcriptions (collectively, the “Issuers”), the Company and BlackRock Kelso Capital Corporation, PennantPark Investment Corporation, Citibank, N.A and THL Credit, Inc. (collectively, the “Purchasers”).

The First Note Purchase Agreement Amendment amended that certain Senior Subordinated Note Purchase Agreement, dated as of September 30, 2010 (the “Note Purchase Agreement”), by and among the Issuers, the Company and the Purchasers primarily in order (i) to waive, solely with respect to the Merger, each of the limits on aggregate amounts payable set forth in clause (a) of the definition of “Permitted Acquisition” under the Note Purchase Agreement and not to count any amounts payable with respect to the Merger towards such limits with respect to future “Permitted Acquisitions” under the Note Purchase Agreement, (ii) with respect to the monthly reports required to be delivered by the Issuers to the Purchasers with respect to each month corresponding with the end of a Fiscal Quarter pursuant to Section 6.1(a) of the Note Purchase Agreement, to extend the time period by which such reports are required to be delivered from 30 days to 45 days, (iii) with respect to the quarterly reports required to be delivered by the Issuers to the Purchasers with respect to the Fiscal Quarter corresponding with the end of each Fiscal Year pursuant to Section 6.1(b) of the Note Purchase Agreement, to extend the time period by which such reports are required to be delivered from 45 days to 90 days and (iv) to make certain other changes as agreed between the Issuers and the Purchasers.

The foregoing description is qualified in its entirety by reference to the full text of the Note Purchase Agreement Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

The Company entered into the Second Amendment to Senior Subordinated Note Purchase Agreement, dated as of July 11, 2011 (the “Second Note Purchase Agreement Amendment”), by and among the Issuers, the Company and the Purchasers.

The Second Note Purchase Agreement Amendment amended the Note Purchase Agreement primarily in order (i) to increase the limit on the aggregate amount payable set forth in clause (a)(i) of the definition of “Permitted Acquisitions” under the Note Purchase Agreement from $25,000,000 to $50,000,000 and eliminate the limit on the aggregate amount payable set forth in clause (a)(iii) of such definition, (ii) to increase the limit on Restricted Payments permitted under Section 8.5(j) of the Note Purchase Agreement from $500,000 to $25,000,000 and (iii) to make certain other changes as agreed between the Issuers and the Purchasers.

The foregoing description is qualified in its entirety by reference to the full text of the Second Note Purchase Agreement Amendment, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Agreement with Nuance Communications, Inc.

On June 30, 2011, MedQuist and Nuance Communications, Inc., a Delaware corporation (“Nuance”), entered into a Fee Agreement (the “Nuance Agreement”). MedQuist agreed to pay Nuance an agreed upon amount, prior to September 15, 2011, in full satisfaction of MedQuist’s license fee obligations through June 30, 2015 (the expiration date for the term of the Back-End Speech Recognition Licensing Agreement (as defined below) and the Front-End Speech Recognition Licensing Agreement (as defined below)) under (i) the Licensing Agreement between MedQuist and Nuance (as successor in interest to Philips Speech Recognition Systems GmbH, a Republic of Austria corporation, and Philips Speech Processing GmbH, a Republic of Austria corporation) dated May 22, 2000 (the “Back-End Speech Recognition Licensing Agreement”), as amended, and (ii) the License Agreement between MedQuist and Nuance dated November 10, 2009 (the “Front-End Speech Recognition Licensing Agreement” and, together with the Back-End Speech Recognition Licensing Agreement, the “Underlying Agreements”), subject to the terms and conditions set forth in the Nuance Agreement. Under the Back-End Speech Recognition Licensing Agreement, MedQuist obtained a license to use Nuance’s SpeechMagic speech recognition and processing software (“SpeechMagic”) in MedQuist’s DocQment Enterprise Platform. Under the Front-End Speech Recognition Licensing Agreement, MedQuist obtained a license to use SpeechMagic in MedQuist’s SpeechQ for Radiology and SpeechQ for General Medicine applications.

MedQuist also agreed to pay Nuance for one year of maintenance services to be provided by Nuance to MedQuist with respect to the licensed products under the Underlying Agreements. The maintenance services will automatically renew for successive one-year terms unless cancelled in writing by MedQuist prior to the annual renewal date or the Nuance Agreement expires or is terminated in accordance with its terms.

Finally, pursuant to the Nuance Agreement, specified terms of the Underlying Agreements will be suspended until June 30, 2015 or the earlier termination of such terms in accordance with the Underlying Agreements, including (i) certain termination rights of Nuance under the Underlying Agreements, (ii) the requirement that MedQuist incorporate a minimum percentage of royalty bearing licenses of SpeechMagic for use in MedQuist’s front-end speech recognition application (such as SpeechQ for Radiology and SpeechQ for General Medicine) that MedQuist grants to its customers in the United States and certain other areas pursuant to the Front-End Speech Recognition Licensing Agreement, (iii) the requirement that MedQuist generate a certain minimum percentage of MedQuist’s transcription that is produced through the use of back-end speech recognition software (such as MedQuist’s DocQment Enterprise Platform) using SpeechMagic pursuant to the Back-End Speech Recognition Licensing Agreement, and (iv) the requirement that MedQuist give Nuance a period of three (3) months to submit a competitive offer before MedQuist can replace SpeechMagic in the DocQment Enterprise Platform. At its option, MedQuist may extend the term of either or both of the Underlying Agreements for up to two additional five-year terms following June 30, 2015.

The Underlying Agreements are attached as exhibits to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission (“SEC”) on January 5, 2011, with portions omitted and filed separately with the SEC pursuant to a request for confidential treatment. The Nuance Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, with portions omitted and filed separately with the SEC pursuant to a request for confidential treatment.

Forward-Looking Statements

Information provided and statements contained in this report that are not purely historical, such as statements regarding the closing of the Merger, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Statements made in this report that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other public filings and press releases made by the Company (including filings by the Company with the SEC). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this report.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 above regarding the shares of Company common stock to be issued as merger consideration is incorporated herein by reference. These shares of Company common stock will be issued without registration under the Rule 506 promulgated under the Securities Act of 1933.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Executive Chairman and Chief Executive Officer

On July 11, 2011, the Board appointed Roger L. Davenport to the position of Chairman and Chief Executive Officer (“CEO”), effective July 11, 2011. Prior to his appointment with the Company, Mr. Davenport, 53, most recently served as special senior strategic advisor to the Chairman of Quintiles Transnational Corp., a bio and pharmaceutical services provider offering clinical, commercial, consulting and capital solutions, from February 2011 to June 2011. From October 2008 to November 2010, Mr. Davenport was President, Payer and Public Sectors, of Allscripts-Misys Healthcare Solutions, Inc., a provider of clinical software, services, information and connectivity solutions. In this role, Mr. Davenport focused on payer provider integration and State Medicaid transformations. From February 2007 until October 2008, Mr. Davenport was Chief Executive Officer of Misys Healthcare Systems, LLC , a healthcare software and services company, and led the strategic merger of Misys and Allscripts. Mr. Davenport has a broad range of experience across the entire healthcare information technology spectrum including radiology, modalities and software technology. He has served as an executive for companies such as IBM, Shared Medical Systems, Kodak and Siemens Medical Solutions. He earned a bachelor’s degree and an MBA from East Carolina University in Greenville, North Carolina.

The Company and Mr. Davenport have entered into an employment agreement dated July 11, 2011 (the “Employment Agreement”). Under the Employment Agreement, Mr. Davenport will serve as Chairman and CEO through July 31, 2014. Thereafter, the term of his employment will automatically renew for successive one-year periods, unless either party elects not to renew the term. If the Company elects not to extend the term, Mr. Davenport will then receive severance benefits as if he had been terminated without cause (those severance benefits are further described below).

Under the Employment Agreement, Mr. Davenport will receive an annual base salary of $500,000 and will be eligible for an annual bonus award of up to $750,000 based upon the achievement of individual and corporate performance goals established annually by the Board. However, with respect to fiscal year 2011, Mr. Davenport will receive a guaranteed annual bonus of $562,500. In addition, the Company will each year pay or reimburse Mr. Davenport up to $35,000 in financial planning, tax preparation or supplemental life insurance costs.

In connection with the commencement of his employment, the Company granted Mr. Davenport 250,000 restricted shares of the Company’s common stock pursuant to a Restricted Stock Award Agreement dated July 11, 2011 (the “Restricted Stock Agreement”), which shares will vest one-third on the first anniversary of the grant, and will vest one-sixth on each of the 18-month, 24-month, 30-month and 36-month anniversaries of the grant date, provided he remains continuously employed through that date and subject to full acceleration upon termination without cause, resignation with good reason or change in control of the Company. Mr. Davenport’s restricted stock award is subject to a clawback provision. Under the terms of the clawback provision, if Mr. Davenport engages in fraud that results in a financial restatement for the Company or if Mr. Davenport knowingly or through gross negligence engages in misconduct resulting in a financial restatement, Mr. Davenport will forfeit any or all of the shares of restricted stock granted to him. If he has sold the shares during the three-year period preceding the date on which the Company determines it needs to prepare a financial restatement, he will be required to repay to the Company the sales proceeds from the shares. Mr. Davenport will also be required to repay to the Company any amount in excess of what he should have received under the restricted stock award with respect to any sale or other disposition of the shares during the three-year period preceding the date on which the Company determines it needs to prepare a financial restatement. Additionally, the Company has agreed to provide Mr. Davenport with comprehensive relocation benefits to facilitate his prompt relocation to the Franklin, Tennessee area.

If Mr. Davenport’s employment is terminated by the Company without cause, if he resigns with good reason or if the Company elects not to renew the term of his employment, the Employment Agreement provides that the Company will pay him, over a period of twelve months, one-and-a-half times his base salary. In addition, the Company will then subsidize the cost of COBRA continuation of his group health benefits for 12 months, pay him a pro-rata bonus for the year of his termination, and pay him a lump sum of $35,000 in lieu of the continuation of his annual allowance for financial planning, tax preparation and supplemental life insurance costs. Finally, if the severance event occurs within 12 months following a change in control of the Company, the Company will make an additional payment to Mr. Davenport equal to his base salary. These severance benefits are all conditioned on Mr. Davenport’s execution of a general release of claims against the Company and its affiliates.

The Employment Agreement contains customary non-solicitation and non-competition covenants that remain in effect for 12 months following any cessation of Mr. Davenport’s employment. However, if Mr. Davenport is entitled to severance benefits following a termination of his employment and, at his request, the Company agrees to waive his non-competition covenants, the amount of the monthly severance payments due to Mr. Davenport will be reduced by one-third for the remainder of the 12 month severance payment period.

There are no transactions in which Mr. Davenport has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.

The full text of the press release issued in connection with the appointment is attached hereto as Exhibit 99.1 and is incorporated by reference. This summary is qualified in its entirety by the actual terms of the Employment Agreement and the Restricted Stock Agreement, which are attached as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Departure of President and Chief Executive Officer

Peter Masanotti, the President and Chief Executive Officer of the Company and MedQuist, separated employment with the Company and MedQuist, effective as of the close of business on July 11, 2011. The Company and MedQuist entered into a separation agreement on July 11, 2011 under which Mr. Masanotti will receive $1,000,000 in cash severance, payable in installments over the one-year period following Mr. Masanotti’s termination date, subject to his continued compliance with certain restrictive covenants and his execution and delivery of a release of claims. All of Mr. Masanotti’s outstanding and unvested stock options have become vested and exercisable in connection with his departure. The Company has amended the terms of Mr. Masanotti’s outstanding stock options to provide that, subject to his continued compliance with certain restrictive covenants, his stock options will remain exercisable until September 29, 2012 and will expire on September 30, 2012.

The separation agreement contains a mutual non-disparagement provision. Mr. Masanotti has acknowledged that he remains subject to, and will continue to abide by, the restrictive covenants in the employment agreement between him and MedQuist, dated September 30, 2008 and amended on February 25, 2011. If the Board of Directors of the Company determines, in its reasonable discretion and acting in good faith, that Mr. Masanotti has breached these restrictive covenants and has not cured the breach if curable, MedQuist’s obligation to pay any unpaid installments of severance will cease and all of Mr. Masanotti’s outstanding and unexercised stock options will terminate.

Mr. Masanotti agrees to make himself available, upon MedQuist’s request, until September 30, 2011, to provide consulting services, primarily to assist Mr. Davenport with certain transition issues. During the consulting period, Mr. Masanotti will receive a consulting fee at a rate of $9,615.38 per week. Until September 30, 2011, MedQuist will maintain Mr. Masanotti’s company email account and reimburse him for reasonable expenses incurred by him at the direction of the Board of Directors of MedQuist.

This summary is qualified in its entirety by the actual terms of Mr. Masanotti’s separation agreement, which is attached as Exhibit 10.6 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Restricted Stock Awards

In connection with MedQuist’s termination of the MedQuist Inc. Long Term Incentive Plan, on July 11, 2011 the Company granted restricted stock awards under the MedQuist Holdings Inc. 2010 Equity Incentive Plan to members of the Company’s management, including to the Company’s Chief Financial Officer, Anthony James. The Company granted 99,897 shares of restricted stock to Mr. James. All of the restricted stock awards granted to Mr. James and the other recipients vest ratably every calendar quarter over three years. Vesting of the awards began as of March 31, 2011. The shares of restricted stock become fully vested and non-forfeitable on a termination without “cause” or a voluntary departure for “good reason” (as each term is defined in the restricted stock award agreement).

The restricted stock award agreements are subject to a clawback provision. If the grantee engages in fraud that results in a financial restatement for the Company or the grantee knowingly or through gross negligence engages in misconduct resulting in a financial restatement, the grantee will forfeit any or all of the shares of restricted stock granted to him or her. If he or she has sold the shares during the three-year period preceding the date on which the Company determines it needs to prepare a financial restatement, he or she will be required to repay to the Company the sales proceeds from the shares. The grantee will also be required to repay to the Company any amount in excess of what he or she should have received under the restricted stock award with respect to any sale or other disposition of the shares during the three-year period preceding the date on which the Company determines it needs to prepare a financial restatement.

Item 8.01 Other Events.

On July 11, 2011, the Company issued a press release announcing the execution of the Merger Agreement, a copy of which is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of July 11, 2011, by and among MedQuist Holdings Inc., Miami Acquisition Corporation, Miami Acquisition LLC, MultiModal Technologies, Inc. and Michael Finke

10.1	First Amendment to Credit Agreement, Waiver and Consent, dated as of July 11, 2011, by and among CBay Inc., MedQuist Inc., MedQuist Transcriptions, Ltd., MedQuist Holdings Inc., the other loan parties signatory thereto, the lenders signatory thereto, and General Electric Capital Corporation, as agent for the lenders

10.2	Waiver and First Amendment to Senior Subordinated Note Purchase Agreement, dated as of July 11, 2011, by and among CBay Inc., MedQuist Inc., MedQuist Transcriptions, Ltd., MedQuist Holdings Inc., BlackRock Kelso Capital Corporation, PennantPark Investment Corporation, Citibank, N.A. and THL Credit, Inc.

10.3	Second Amendment to Senior Subordinated Note Purchase Agreement, dated as of July 11, 2011, by and among CBay Inc., MedQuist Inc., MedQuist Transcriptions, Ltd., MedQuist Holdings Inc., BlackRock Kelso Capital Corporation, PennantPark Investment Corporation, Citibank, N.A. and THL Credit, Inc.

10.4	Employment Agreement by and between MedQuist Holdings Inc. and Roger L. Davenport dated July 11, 2011

10.5	Restricted Stock Award Agreement, dated as of July 11, 2011, by and between MedQuist Holdings Inc. and Roger L. Davenport

10.6	Separation Agreement by and among MedQuist Holdings Inc., MedQuist Inc. and Peter Masanotti dated July 11, 2011

99.1	Press Release dated July 11, 2011

99.2	Press Release dated July 11, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Holdings Inc.

By	/s/ Mark R. Sullivan
	Name:	Mark R. Sullivan
	Title:	General Counsel & Chief Compliance Officer

Date: July 11, 2011

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of July 11, 2011, by and among MedQuist Holdings Inc., Miami Acquisition Corporation, Miami Acquisition LLC, MultiModal Technologies, Inc. and Michael Finke

10.1	First Amendment to Credit Agreement, Waiver and Consent, dated as of July 11, 2011, by and among CBay Inc., MedQuist Inc., MedQuist Transcriptions, Ltd., MedQuist Holdings Inc., the other loan parties signatory thereto, the lenders signatory thereto, and General Electric Capital Corporation, as agent for the lenders

10.2	Waiver and First Amendment to Senior Subordinated Note Purchase Agreement, dated as of July 11, 2011, by and among CBay Inc., MedQuist Inc., MedQuist Transcriptions, Ltd., MedQuist Holdings Inc., BlackRock Kelso Capital Corporation, PennantPark Investment Corporation, Citibank, N.A. and THL Credit, Inc.

10.3	Second Amendment to Senior Subordinated Note Purchase Agreement, dated as of July 11, 2011, by and among CBay Inc., MedQuist Inc., MedQuist Transcriptions, Ltd., MedQuist Holdings Inc., BlackRock Kelso Capital Corporation, PennantPark Investment Corporation, Citibank, N.A. and THL Credit, Inc.

10.4	Employment Agreement by and between MedQuist Holdings Inc. and Roger L. Davenport dated July 11, 2011

10.5	Restricted Stock Award Agreement, dated as of July 11, 2011, by and between MedQuist Holdings Inc. and Roger L. Davenport

10.6	Separation Agreement by and among MedQuist Holdings Inc., MedQuist Inc. and Peter Masanotti dated July 11, 2011

99.1	Press Release dated July 11, 2011

99.2	Press Release dated July 11, 2011